SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction)	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

11770 U.S. Highway One, Suite 600
Palm Beach Gardens, Florida  33408
    (Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On September 15, 2015, Dycom Industries, Inc. (“Dycom”) issued $485 million in aggregate principal amount of 0.75% convertible senior notes (the “Notes”) under an indenture (the “Indenture”), dated as of September 15, 2015, between Dycom and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes will mature on September 15, 2021.

The Indenture sets forth the rights and governing provisions of the Notes, including:

Interest Payments.  The Notes will bear interest at a rate of 0.75% per year, payable semiannually in arrears in cash on March 15th and September 15th of each year, beginning on March 15, 2016.

Ranking.  The Notes are Dycom’s senior unsecured obligations and will rank equally with all of Dycom’s existing and future senior unsecured indebtedness and will rank senior in right of payment to any indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will also be effectively subordinated to any of Dycom’s existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities (including trade payables) of Dycom’s subsidiaries.  In addition, the Indenture does not contain any financial covenants and does not restrict Dycom from paying dividends or issuing or repurchasing its other securities.

Conversion.  Holders of the Notes may convert their Notes at their option prior to June 15, 2021 but only under the following circumstances: (1) during any fiscal quarter commencing after October 24, 2015 (and only during such fiscal quarter) if the last reported sale price (as defined in the Indenture) of Dycom’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of Dycom’s common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after June 15, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time regardless of the foregoing circumstances.

Upon conversion of a Note, Dycom will pay or deliver, as the case may be, cash, shares of Dycom’s common stock or a combination of cash and shares of Dycom’s common stock, at Dycom’s election. The conversion rate will initially equal 10.3211 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $96.89 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

Repurchase.  Subject to certain exceptions, holders may require Dycom to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes,  Dycom will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.

Redemption.  Dycom may not redeem the Notes prior to maturity.

Events of Default.  The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with Dycom’s obligation to convert the Notes into cash, Dycom’s common stock or a combination of cash and Dycom’s common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 business days; failure to comply with Dycom’s obligations under the Indenture with respect to Dycom’s consolidation with or merger with or into or sale, transfer or lease of all or substantially all of Dycom’s properties and assets to another person; failure by Dycom to provide timely notice of a Fundamental Change, Make-Whole Fundamental Change or certain specified corporate transactions; Dycom’s failure in performance with any other agreements under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to Dycom by the holders of at least 25% in principal amount of the Notes then outstanding; default by Dycom or one of Dycom’s Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $25.0 million for so long as the 7.125 senior subordinated notes due 2021 (the “7.125% Notes”) of Dycom Investments, Inc., a wholly-owned subsidiary of Dycom, remain outstanding, and at any time thereafter $35.0 million; certain events of bankruptcy, insolvency or reorganization of Dycom or one of Dycom’s Subsidiaries; or a final judgment or judgments for the payment of $25.0 million for so long as Dycom’s 7.125% Notes remain outstanding, and at any time thereafter $35.0 million or more rendered against Dycom or any of Dycom’s Subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture and the Form of Global 0.75% Convertible Senior Note due 2021 which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Bond Hedge and Warrant Transactions

In connection with the offering of the Notes, on September 9, 2015 and September 10, 2015, Dycom entered into separate bond hedge and warrant transactions with three counterparties, including certain of the Initial Purchasers (as defined below) or their affiliates (the “Counterparties”). Funding of these transactions occurred on September 15, 2015. Dycom paid approximately $115.8 million to the Counterparties for the bond hedge transactions and received proceeds of approximately $74.7 million from the sale of the warrants to the Counterparties.  These transactions resulted in net cash payments by Dycom of approximately $41.1 million.

The bond hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of Dycom’s common stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The bond hedge transactions are intended to reduce potential dilution to Dycom’s common stock and/or offset any cash payments Dycom may be required to make in excess of the principal amount upon any conversion of Notes.

The warrant transactions will have a dilutive effect to the extent that the market value per share of Dycom’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants at the expiration of the warrant transactions. The initial strike price of the warrants is approximately $130.43 per share, which is 75% above the closing sale price of Dycom’s common stock on September 9, 2015.

Dycom will not be required to make any cash payments to the Counterparties upon the exercise of the options that are evidenced by the bond hedge transactions. In connection with the conversion of any Notes, Dycom will be entitled to receive from the Counterparties an aggregate amount of cash and/or number of shares of Dycom’s common stock for all Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each Note that Dycom is obligated to deliver to holders of the Notes under the Indenture. Additionally, if the market price per share of Dycom’s common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants evidenced by the warrant transactions on any expiration date of such warrants, Dycom will owe the Counterparties a number of shares of Dycom’s common stock based on the excess of such market price per share of Dycom’s common stock over the strike price of such warrants.

The bond hedge and warrant transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the bond hedge and warrant transactions. The foregoing description of the bond hedge and warrant transactions is qualified in its entirety by the copies of the confirmations for the bond hedge and warrant transactions which are attached as Exhibits 10.1 through 10.12 to this Current Report on Form 8-K and are incorporated herein by reference.

General

Dycom offered and sold the Notes to certain initial purchasers (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Dycom relied on this exemption from registration based in part on representations made by the Initial Purchasers.  The Initial Purchasers offered and sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 8.01.	Other Events.
On September 15, 2015, Dycom issued a press release pursuant to Rule 135c under the Securities Act regarding the closing of its offering of the Notes through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to sell securities.

Item 9.01.	Exhibits.

(d) Exhibits.

4.1	Indenture, dated September 15, 2015, between Dycom Industries, Inc. and U.S. Bank National Association.

4.2	Form of Global 0.75% Convertible Senior Note due 2021.

10.1	Base Bond Hedge Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Goldman, Sachs & Co.

10.2	Base Bond Hedge Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Bank of America, N.A.

10.3	Base Bond Hedge Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Wells Fargo Bank, National Association.

10.4	Additional Bond Hedge Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Goldman, Sachs & Co.

10.5	Additional Bond Hedge Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Bank of America, N.A.

10.6	Additional Bond Hedge Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Wells Fargo Bank, National Association.

10.7	Base Warrant Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Goldman, Sachs & Co.

10.8	Base Warrant Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Bank of America, N.A.

10.9	Base Warrant Confirmation, dated September 9, 2015, between Dycom Industries, Inc. and Wells Fargo Bank, National Association.

10.10	Additional Warrant Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Goldman, Sachs & Co.

10.11	Additional Warrant Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Bank of America, N.A.

10.12	Additional Warrant Confirmation, dated September 10, 2015, between Dycom Industries, Inc. and Wells Fargo Bank, National Association.

99.1	Press release dated September 15, 2015 by Dycom Industries, Inc. announcing the closing of $485 million convertible senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      September 15, 2015

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary